Securities Act of 1933 File No. _________
                       (If application to determine eligibility of trustee for delayed offering pursuant to Section 305 (b) (2))
==============================================================================

                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549
                              __________________

                                   FORM T-1

        STATEMENT OF ELIGIBILITY UNDER THE TRUST INDENTURE ACT OF 1939
                 OF A CORPORATION DESIGNATED TO ACT AS TRUSTEE

         CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY OF A TRUSTEE
                PURSUANT TO SECTION 305(b)(2)_________________
                              __________________

                           THE CHASE MANHATTAN BANK
                            (National Association)
              (Exact name of trustee as specified in its charter)

                                  13-2633612
                    (I.R.S. Employer Identification Number)

                  1 Chase Manhattan Plaza, New York, New York
                   (Address of  principal executive offices)

                                     10081
                                  (Zip Code)
                               ________________

                       Illinois Central Railroad Company
             (Exact  name of obligor as specified in its charter)

                                   Delaware
        (State or other jurisdiction of incorporation  or organization)

                                  36-2728842
                     (I.R.S. Employer Identification No.)

                        445 North Cityfront Plaza Drive
                               Chicago, Illinois
                   (Address of principal  executive offices)

                                  60611-5504
                                  (Zip Code)
                      __________________________________
                     Senior & Subordinated Debt Securities
                      (Title of the indenture securities)
==============================================================================

Item 1.  General Information.

       Furnish the following information as to the trustee:

  (a) Name and address of each examining or supervising authority to which it is subject.

             Comptroller of the Currency, Washington, D.C.

             Board of Governors of The Federal Reserve System, Washington,
             D.  C.

  (b)  Whether it is authorized to exercise  corporate trust powers.

             Yes.

Item 2.  Affiliations with the Obligor.

          If the obligor is an affiliate of the trustee, describe each such affiliation.

          The Trustee is not the obligor, nor is the Trustee directly or indirectly controlling, controlled by, or under common control with the obligor.

          (See Note on Page 2.)

Item 16.  List of Exhibits.

   List  below all exhibits filed as a part of this statement of eligibility.

   *1. -- A copy of the articles of association of the trustee as now in effect . (See Exhibit T-1 (Item 12), Registration No. 33-55626.)

   *2. -- Copies of the respective authorizations of The Chase Manhattan
          Bank (National Association) and The Chase Bank of New York (National Association) to commence business and a copy of approval of merger of said corporations, all of which documents are still in effect. (See Exhibit T-1 (Item 12), Registration No. 2-67437.)

  *3. -- Copies of authorizations of The Chase Manhattan Bank (National
          Association) to exercise corporate trust powers, both of which documents are still in effect. (See Exhibit T-1 (Item 12), Registration No. 2-67437.)

  *4. -- A copy of the existing by-laws of the trustee.  (See Exhibit T-1
         (Item 16)  (25.1), Registration No. 33-60809.)

  *5. -- A copy of each indenture referred to in Item 4, if the obligor is in default. (Not applicable.)

  *6. -- The consents of United States institutional trustees required by
         Section 321(b) of the Act.  (See Exhibit T-1, (Item 12),
         Registration No. 22-19019.)

   7. -- A copy of the latest report of condition of the trustee published pursuant to law or the requirements of its supervising or examining authority.

___________________

     *The Exhibits thus designated are incorporated herein by reference. Following the description of such Exhibits is a reference to the copy of the Exhibit heretofore filed with the Securities and Exchange Commission, to which there have been no amendments or changes.

                            ___________________

                                     NOTE

          Inasmuch as this Form T-1 is filed prior to the ascertainment by the
trustee of all facts on which to base a   responsive answer to Item 2 the
answer to said Item is based on incomplete information.

          Item 2 may, however, be considered as correct unless amended by an amendment to this Form T-1.


                                   SIGNATURE

          Pursuant to the requirements of the Trust Indenture Act of 1939, the
trustee, The Chase Manhattan Bank   (National  Association), a corporation
organized and existing under the laws of the United States of America, has duly caused this statement of eligibility to be signed on its behalf by the
undersigned, thereunto duly authorized,   all in the City of New York, and the
State of New York, on the 15th day of May, 1996.





                                 THE CHASE MANHATTAN BANK
                                 (NATIONAL ASSOCIATION)


                                  By: Valerie Dunbar
                                      ------------------
                                      Vice President


                                   Exhibit 7
                                   ---------

REPORT OF CONDITION
Consolidating domestic and foreign subsidiaries of the

                        The Chase Manhattan Bank, N.A.
of New York in the State of New York, at the close of business on December 31, 1995, published in response to call made by Comptroller of the Currency, under title 12, United States Code, Section 161.

Charter Number 2370                              Comptroller of the Currency
Statement of Resources and Liabilities           Northeastern District

                                                                 Thousands
                                   ASSET                         of Dollars
                                                               ------------
Cash and balances due from depository institutions:
       Noninterest-bearing balances and currency and coin       $ 5,574,000
       Interest-bearing balances                                  5,950,000
Held to maturity securities                                               0
Available-for-sale securities                                     6,731,000
Federal funds sold and securities purchased under agreements to resell in domestic offices of the bank and of its Edge and
 Agreement subsidiaries, and in IBFs:
       Federal funds sold                                         2,488,000
       Securities purchased under agreements to resell               35,000
Loans and lease financing receivable:
       Loans and leases, net of unearned income    $ 57,786,000
       LESS: Allowance for loan and lease losses      1,114,000
       LESS:  Allocated transfer risk reserve      ------------
                                                              0
Loans and leases, net of unearned income, allowance, and
  reserve                                                        56,672,000
Assets held in trading accounts                                  12,994,000
Premises and fixed assets (including capitalized leases)          1,723,000
Other real estate owned                                             364,000
Investments in unconsolidated subsidiaries and associated
  companies                                                          28,000
Customers' liability to this bank on acceptances outstanding        944,000
Intangible assets                                                 1,343,000
Other assets                                                      5,506,000
                                                                -----------
TOTAL ASSETS                                                    $100,352,00
                                                                ===========
                                  LIABILITIES

Deposits:
       In domestic offices                                    $  32,483,000
          Noninterest-bearing               $  13,704,000
          Interest-bearing                     18,799,000
                                            -------------
       In foreign offices, Edge and Agreement subsidiaries,
        and IBFs                                                 37,639,000
        Noninterest-bearing                $    3,555,000
        Interest-bearing                       34,084,000
                                            -------------

Federal funds purchased and securities sold under agreements to repurchase in domestic offices of the bank and
  of its Edge and Agreement subsidiaries, and in IBFs:
      Federal funds purchased                                     1,572,000
      Securities sold under agreements to repurchase                211,000
Demand notes issued to the U.S. Treasury                             25,000
Trading liabilities                                               9,146,000
Other borrowed money:
      With original maturity of one year or less                  2,562,000
      With original maturity of more than one year                  379,000
Mortgage indebtedness and obligations under capitalized leases       40,000
Bank's liability on acceptances executed and outstanding            949,000
Subordinated notes and debentures                                 1,960,000
Other liabilities                                                 5,411,000
TOTAL LIABILITIES                                                92,377,000
Limited-life preferred stock and related surplus                          0

EQUITY CAPITAL
Perpetual preferred stock and related surplus                             0
Common stock                                                        921,000
Surplus                                                           5,285,000
Undivided profits and capital reserves                            1,751,000
Net unrealized holding gains (losses) on available-for-sale
  securities                                                          7,000
Cumulative foreign currency translation adjustments                  11,000
TOTAL EQUITY CAPITAL                                              7,975,000
TOTAL LIABILITIES, LIMITED-LIFE PREFERRED STOCK,
      AND EQUITY CAPITAL                                      $ 100,352,000

I, Lester J. Stephens, Jr., Senior Vice President and Controller of the above named bank do hereby declare that this Report of Condition is true and correct to the best of my knowledge and belief.(Signed) Lester J. Stephens, Jr. We the undersigned directors, attest to the correctness of this statement of resources and liabilities. We declare that it has been examined by us, and to the best of our knowledge and belief has been prepared in conformance with the instructions and is true and correct.

(Signed) Thomas G. Labrecque
(Signed) Donald Trautlein                     Directors
(Signed) Richard J. Boyle